Exhibit 4.2

Execution Version

FIRST AMENDING AGREEMENT DATED AS OF DECEMBER 21, 2018

TO THE RESTATED CREDIT AGREEMENT DATED AS OF OCTOBER 5, 2017

AMONG

MAXAR TECHNOLOGIES LTD.

as Borrower

– and –

ROYAL BANK OF CANADA

as Administrative Agent

– and –

ROYAL BANK OF CANADA

as Collateral Agent

– and –

THE LENDERS FROM TIME TO TIME PARTY THERETO

as Lenders

FIRST AMENDING AGREEMENT

THIS AGREEMENT dated as of December 21, 2018.

BETWEEN:

MAXAR TECHNOLOGIES LTD., a corporation incorporated under the Canada Business Corporations Act and continued into the Province of British Columbia under the Business Corporations Act (British Columbia) and formerly named MacDonald, Dettwiler and Associates Ltd. (hereinafter referred to as the “Borrower”)

OF THE FIRST PART

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ROYAL BANK OF CANADA, a Canadian chartered bank, in its capacity as administrative agent of the Lenders (hereinafter referred to as the “Administrative Agent”)

OF THE SECOND PART

WHEREAS the Borrower, the Agents and the Lenders are parties to the Credit Agreement;

AND WHEREAS, the Borrower intends to undertake the Re-Domicile Reorganization, effective as of January 1, 2019, and to comply with Section 2.18 of the Credit Agreement with respect to such Re- Domicile Reorganization, which will result in Maxar Technologies Inc. (the “US Parent”) becoming the Borrower under each Credit Facility (other than the Operating Facility);

AND WHEREAS, effective as of January 1, 2019, the Borrower has made a Re-Tranching Election which will result in the segregation of the Operating Facility as the Cdn. Tranche;

AND WHEREAS, immediately upon such election, the borrower for the Cdn. Tranche (which is being renamed as the Cdn. Borrower) will be MDA Systems Holdings Ltd., a corporation existing under the federal laws of Canada, pursuant to the CanCo/US Parent/Cdn. Borrower/Administrative Agent Assumption and Novation Agreement;

AND WHEREAS, pursuant to Section 2.18(3) of the Credit Agreement, the Borrower and the Administrative Agent are authorized, without the consent of the Lenders, to effect all such technical and corresponding amendments to the Credit Agreement and the other Credit Facility Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to reflect the Re-Domicile Reorganization and the change of Borrower in connection therewith;

AND WHEREAS, pursuant to Section 2.19(3)(b) of the Credit Agreement, the Borrower and the Administrative Agent are authorized, without the consent of the Lenders, to effect all such technical and corresponding amendments to the Credit Agreement and the other Credit Facility Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to fully implement the Re-Tranching Election;

AND WHEREAS, pursuant to proviso (iii) in Section 14.2(9) of the Credit Agreement, the Borrower and the Administrative Agent are authorized, with the deemed approval of the Lenders, to amend any provision of the Credit Agreement to cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower) and the Administrative Agent and the Borrower have identified certain such provisions which should be so cured;

NOW THEREFORE in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.          INTERPRETATION

1.1        In this Agreement (including the recitals hereto), unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this First Amending Agreement;

“Amended Credit Agreement” means the Credit Agreement as amended and supplemented by this Agreement, and as the same may be further amended, modified, supplemented or restated from time to time;

“Amendment Effective Date” means the later of January 1, 2019 and the first date on which all of the conditions precedent set forth in Section 6.1 have been satisfied or waived by the Administrative Agent in accordance with Section 6.2;

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation;

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230;

“BidCo” means 1182060 B.C. Unlimited Liability Company, an unlimited liability company incorporated under the laws of the province of British Columbia;

“CanCo/BidCo Merger” means the amalgamation of the Borrower and BidCo as described in step 14B and C of the Re-Domicile Step Plan;

“CanCo/US Parent/Cdn. Borrower/Administrative Agent Assumption and Novation Agreement” means that certain Assumption and Novation Agreement to be dated the Re- Domicile Date between Maxar Technologies ULC (as successor by amalgamation to the Borrower), the US Parent, the Cdn. Borrower and the Administrative Agent, pursuant to which the obligations of the Company as “Borrower” under the Credit Agreement (other than the Cdn. Borrower’s obligations under the Cdn. Tranche) are transferred by novation to the US Parent and any obligations of the Company as “Borrower” under the Credit Agreement with respect to the Cdn. Tranche are transferred by novation to the Cdn. Borrower;

“Cdn. Borrower” means MDA Systems Holdings Ltd., a corporation subsisting under the federal laws of Canada;

“Confirmation and Amendment of Guarantees and Security” means the confirmation and amendment of guarantees and security from the MDA Obligors (other than the US Parent) in substantially the form attached as Exhibit B hereto;

“Credit Agreement” means that certain Restated Credit Agreement dated as of October 5, 2017 among the Borrower as borrower, the Agents and the Lenders;

“LuxCo/CanCo Liquidation” means the liquidation of LuxCo into MDA Holdings as described in step 6 of the Re-Domicile Step Plan; and

“Re-Domicile Step Plan” means the Maxar Redomicile Step Plan attached as Exhibit A hereto, as such step plan may be amended or modified from time to time; provided that (i) the Administrative Agent shall have received prior notice and particulars of each such amendment or

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modification and (ii) each such amendment or modification shall not be adverse to the interests of the Lenders in any material respect.

1.2        Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3        The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto. Unless expressly indicated otherwise, all references to “Section” or “Sections” are intended to refer to a Section or Sections of the Credit Agreement.

2.          RE-DOMICILE REORGANIZATION

2.1        Pursuant to Section 2.18 of the Credit Agreement, the Borrower hereby confirms to the Administrative Agent that:

(a)         the Re-Domicile Date will be January 1, 2019;

(b)         the US Parent will become the Borrower under each Credit Facility, other than the Operating Facility, on January 1, 2019;

(c)         the Re-Domicile Reorganization will be implemented in accordance with the Re-Domicile Step Plan; and

(d)         the Re-Domicile Reorganization will result in the Borrower becoming a disregarded subsidiary of US Parent, and will result in the Borrower’s foreign subsidiaries becoming controlled foreign corporations for U.S. federal income tax purposes, which will have different future tax consequences than the Borrower’s existing corporate structure. In addition, following the Re- Domicile Reorganization, distributions from the Borrower to the US Parent that exceed the paid up capital of the Borrower will be subject to a 5% Canadian withholding tax. In order to minimize future Canadian taxes, the steps in the Re-Domicile Step Plan include an out-from-under transaction for Maxar Technologies Holdings, Inc. (“Maxar Holdings (US)”), as described in step 20B of the Re-Domicile Step Plan (the “Out-from-Under Transaction”), which is intended, in part, to prevent future distributions on, and appreciation of, Maxar Holdings (US) shares being subjected to additional Canadian income and withholding taxes. The consummation of the steps in the Re-Domicile Step Plan (including the Out-from-Under Transaction) is not expected to trigger material adverse tax consequences for the Borrower and its Subsidiaries, except for the potential reduction of Canadian tax losses available to them. While the amount of the reduction in such Canadian tax losses will depend upon factors that will not be known until the Re-Domicile Reorganization is completed, based on current valuation estimates, the Borrower believes the Out-from-Under Transaction will result in the reduction of the Borrower’s Canadian capital loss carryforwards of approximately C$217 million. In order to accomplish the Out-from-Under Transaction without incurring any material current Canadian withholding taxes, the Re-Domicile Step Plan provides for the US Parent to issue the Borrower a promissory note that will accrue interest at a rate expected to be approximately 5.45%. Such promissory note will have a principal amount determined by reference to the final valuation of Maxar Holdings (US), such valuation to be determined as soon as reasonably practicable, and will be subject to reduction shortly following the Re-Domicile Reorganization when the paid up capital of the Borrower will be determined. Accordingly, the principal amount of the promissory note that will remain outstanding after the anticipated reduction will not be known until after the Re-Domicile Reorganization and the valuation of Maxar Holdings (US) is completed. However, based on the Borrower’s stock price at November 29th, 2018 and current valuation estimates for Maxar Holdings (US), the principal amount of the promissory note after the anticipated reduction is expected to be between C$0 million and C$970 million. The accrued interest on such promissory note will be subject to

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Canadian income taxes, though such taxes are expected to be initially offset by the Borrower’s remaining Canadian tax loss carryforwards. While the Borrower does not expect any other adverse tax consequences to arise in connection with the Re-Domicile Reorganization, it cannot guarantee that other adverse tax consequences will not arise in connection with the Re-Domicile Reorganization.

3.          RE-TRANCHING ELECTION

3.1        Pursuant to Section 2.19 of the Credit Agreement, the Borrower hereby confirms to the Administrative Agent that:

(a)         effective as of January 1, 2019, the Borrower elects to make a Re-Tranching Election and segregate the Operating Facility as the Cdn. Tranche;

(b)         immediately upon such election, the borrower for the Cdn. Tranche (which is being renamed as the Cdn. Borrower) will be the Cdn. Borrower; and

(c)         the Operating Lender for the Cdn. Tranche (which is being renamed the Cdn. Lender) will continue to be Royal Bank and it will continue to use its current Cdn. Lending Office and current US Lending Office as its booking points.

4.          RE-DOMICILE AMENDMENTS

Effective as of the Amendment Effective Date:

4.1        The definition of “Borrower” in Section 1.1 of the Credit Agreement is deleted and replaced with the following:

““Borrower” means:

(a)         with respect to all matters relating to the Cdn. Tranche, the Cdn. Borrower; and

(b)         with respect to all matters relating to any other Credit Facility and all other matters under this Agreement which do not directly relate to any Credit Facility (including, without limitation, all representations and warranties, all reporting, financial and other covenants and all events of default under the Credit Agreement), the US Parent.”

4.2        The definition of “Cdn. Borrower” in Section 1.1 of the Credit Agreement is deleted and replaced with the following:

““Cdn. Borrower” means MDA Systems Holdings Ltd., a corporation existing under the federal laws of Canada.”

4.3        The definition of “Company” in Section 1.1 of the Credit Agreement is deleted and replaced with the following:

““Company” means:

(a)         with respect to part (a) of the definition of “Insolvency or Liquidation Proceedings”, Section 5.3(c) and the headings in Sections 5.15 and 8.4, in each case in Schedule 14 to the Credit Agreement, the US Borrower; and

(b)         in all other cases, the Cdn. Borrower.”

4.4        The definitions of “LuxCo”, “LuxCo Loan” and “Parent Loan” in Section 1.1 of the Credit Agreement are deleted in their entirety.

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4.5        Each of the defined terms “Operating Facility”, “Operating Facility Commitment”, “Initial Operating Facility Commitment”, “Operating Facility Loan”, “Operating Facility Maturity Date”, “Operating Lender” and “Operating Letter of Credit” in Section 1.1 of the Credit Agreement is amended by deleting the reference to “Operating” and replacing same with “Cdn.” and each reference to each such term in the Credit Agreement is amended accordingly.

4.6        The definition of “Re-Domicile Date” in Section 1.1 of the Credit Agreement is deleted and replaced with the following:

““Re-Domicile Date” means January 1, 2019.”

4.7        The definition of “US Borrower” in Section 1.1 of the Credit Agreement is deleted and replaced with the following:

““US Borrower” means Maxar Technologies Inc., a corporation organized under the laws of the State of Delaware.”

4.8        The definition of “US Parent” in Section 1.1 of the Credit Agreement is deleted and replaced with the following:

““US Parent” means Maxar Technologies Inc., a publicly-traded corporation organized under the laws of the State of Delaware.”

4.9        Sections 10.2(8)(iv) and 10.2(10) of the Credit Agreement are deleted in their entirety and replaced with “[Reserved]” and Section 8.2(a) is hereby amended by deleting “, LuxCo” in such Section.

4.10      It is acknowledged and agreed that following the Re-Domicile Reorganization, the Borrower shall

(i) be designated a Tax Excluded Subsidiary, (ii) not be an MDA Obligor with respect to the US Secured Obligations only but will continue to be an MDA Obligor in respect of the Cdn. Secured Obligations and (iii) provide an MDA Obligor Guarantee in respect of the Cdn. Secured Obligations only, unless required to provide an MDA Obligor Guarantee in respect of the US Secured Obligations in order to ensure compliance with Section 10.1(17) of the Amended Credit Agreement.

4.11      The notice details of the Borrower set forth in Section 14.3(1) of the Credit Agreement are changed to the following:

With respect to the US Borrower:

Maxar Technologies Inc.

1300 W. 120th Avenue

Westminster, CO 80234

Attention: Randall H. Lynch, Treasurer

Telecopy No.: 303-684-1556

Copy to:

Maxar Technologies Inc.

1300 W. 120th Avenue

Westminster, CO 80234

Attention: Michelle Kley, General Counsel

Telecopy No.: 303-684-2212

Copy to:

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Maxar Technologies Inc.

1300 W. 120th Avenue

Westminster, CO 80234

Attention: Beth Ongun, Assistant Treasurer

Telecopy No.: 303-684-4210

With respect to the Cdn. Borrower:

MDA Systems Holdings Ltd.

1300 W. 120th Avenue

Westminster, CO 80234

Attention: Randall H. Lynch, Treasurer

Telecopy No.: 303-684-1556

Copy to:

MDA Systems Holdings Ltd.

1300 W. 120th Avenue

Westminster, CO 80234

Attention: Michelle Kley, General Counsel

Telecopy No.: 303-684-2212

Copy to:

MDA Systems Holdings Ltd.

1300 W. 120th Avenue

Westminster, CO 80234

Attention: Beth Ongun, Assistant Treasurer

Telecopy No.: 303-684-4210

5.          CORRECTIVE AMENDMENTS

Effective upon the date hereof:

5.1        The definition of “Security Documents” in Section 1.1 of the Credit Agreement is amended by deleting the reference to “10.1(15)” and replacing same with “10.1(17)”.

5.2        Section 8.2(c)(ii) of the Credit Agreement is amended by deleting the reference to “the threshold set forth in Section 10.1(15)” and replacing same with “the thresholds set forth in Sections 10.1(16) and 10.1(17)”.

5.3        Section 10.1(8)(c) of the Credit Agreement is amended by deleting the reference to “Section 10.1(15)” and replacing same with “Sections 10.1(16) and 10.1(17)”.

5.4        Section 12.5 of the Credit Agreement is amended by deleting the reference to “Section 14.1(1)” and replacing same with “Section 14.1(3)”.

6.          CONDITIONS PRECEDENT TO EFFECTIVENESS OF RE-DOMICILE AMENDMENTS

6.1        The amendments to the Credit Agreement set out in Section 4 shall only become effective at the time set forth in the Re-Domicile Step Plan that the US Parent is to assume certain Loan Indebtedness

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from the Company and receipt by the Administrative Agent of the following (each of which is in form and substance satisfactory to the Administrative Agent, acting reasonably):

(a)         a fully executed copy of this Agreement;

(b)         the notices which are required under Sections 2.18 and 2.19 of the Credit Agreement which must be received by the Administrative Agent at least 30 days prior to the Re-Domicile Date;

(c)         fully executed copies from each of the US Parent and Cdn. Borrower of an MDA Obligor Guarantee and all of the Security required to be provided by an MDA Obligor pursuant to Article 8 of the Credit Agreement;

(d)         a fully-executed copy of the CanCo/US Parent/Cdn. Borrower/Administrative Agent Assumption and Novation Agreement;

(e)         evidence that the Cdn. Borrower has been designated as a Designated Subsidiary in accordance with Section 8.2(b) of the Credit Agreement;

(f)          a fully-executed Confirmation and Amendment of Guarantees and Security;

(g)         (i) a certificate of good standing or equivalent in respect of the US Parent under the laws of its jurisdiction of incorporation and (ii) a certificate of status or equivalent in respect of Cdn. Borrower under the laws of its jurisdiction of continuance;

(h)         copies of the constating documents of each of the US Parent and Cdn. Borrower, certified by a Senior Officer of the US Parent as of the Amendment Effective Date;

(i)          a copy of a resolution of the board of directors of the US Parent relating to its authority to execute and deliver the CanCo/US Parent/Cdn. Borrower/Administrative Agent Assumption and Novation Agreement and all Credit Facility Documents to which it is a party as of the Amendment Effective Date and perform its obligations under the Credit Facility Documents and the manner in which and by whom the CanCo/US Parent/Cdn. Borrower/Administrative Agent Assumption and Novation Agreement and all Credit Facility Documents to which it is a party as of the Amendment Effective Date are each to be executed and delivered by the US Parent, certified by a Senior Officer of the US Parent as of the Amendment Effective Date;

(j)          a copy of a resolution of the board of directors of the Cdn. Borrower relating to its authority to execute and deliver the CanCo/US Parent/Cdn. Borrower/Administrative Agent Assumption and Novation Agreement, its MDA Obligor Guarantee and the Confirmation and Amendment of Guarantees and Security and perform its obligations under such Credit Facility Documents and the manner in which and by whom the CanCo/US Parent/Cdn. Borrower/Administrative Agent Assumption and Novation Agreement and all such Credit Facility Documents are each to be executed and delivered by Cdn. Borrower, certified by a Senior Officer of the US Parent as of the Amendment Effective Date;

(k)         a certificate setting forth specimen signatures of the individuals who will be executing the documents referred to in Sections 6.1(h) and 6.1(i) of this Agreement on behalf of each of the US Parent and the Company, certified by a Senior Officer of the US Parent as of the Amendment Effective Date;

(l)          a certificate dated as of the Amendment Effective Date confirming that all representations and warranties set forth in Section 7.1 of this Agreement are true and accurate in all material respects on the Amendment Effective Date, certified by a Senior Officer of the US Parent as of the Amendment Effective Date;

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(m)        all documentation required pursuant to Sections 10.1(20) and 10.2(3) of the Credit Agreement in respect of each of the CanCo/BidCo Merger and the LuxCo/CanCo Liquidation;

(n)         legal opinions of counsel to each of the US Parent and Cdn. Borrower with respect to these entities and the Credit Facility Documents executed by each of them on or about the Amendment Effective Date;

(o)         all documentation, and evidence of the taking of such actions, relating to the US Parent and its Subsidiaries required to comply with all requirements under AML Legislation (including, without limitation, the Beneficial Ownership Regulation), in each case as may be reasonably requested by the Administrative Agent or any Lender at least 10 Business Days prior to the Amendment Effective Date; and

(p)         all fees previously agreed in writing between the Borrower and the Administrative Agent.

6.2        All conditions precedent in Section 6.1 of this Agreement are solely for the benefit of the Lenders, and no other Person shall have standing to require satisfaction or fulfilment of any condition precedent or that it be otherwise met and no other Person shall be deemed to be a beneficiary of any such condition, any and all of which may be freely waived in whole or in part by the Administrative Agent at any time the Administrative Agent deems it advisable to do so in its sole discretion.

7.          REPRESENTATIONS AND WARRANTIES

7.1        On the date hereof and on the Amendment Effective Date, the Borrower represents and warrants to the Agents and the Lenders that:

(a)         all representations and warranties set forth in Article 7 of the Credit Agreement (except those expressed to be made as of any specific date) are true and accurate in all material respects; and

(b)         to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification, if any, provided by the Borrower on or prior to such date to any Agent or Lender in connection with this Agreement is true and correct in all material respects.

7.2        The representations and warranties in Section 7.1 of this Agreement shall survive the execution and delivery of this Agreement and the making of each Advance, notwithstanding any investigations or examinations which may be made by or on behalf of the Agents or the Lenders.

8.          CONFIRMATION OF CREDIT AGREEMENT AND OTHER DOCUMENTS

The Credit Agreement and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect. The Credit Agreement as amended hereby is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended.

9.          MISCELLANEOUS

9.1        This Agreement shall be governed by and construed in accordance with the Laws of the State of New York and the Laws of the United States of America applicable therein.

9.2        The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

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9.3        This Agreement may be executed in any number of counterparts, including by way of facsimile or PDF, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

9.4        This Agreement shall constitute a Credit Facility Document for the purposes of the Credit Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

MAXAR TECHNOLOGIES LTD., as Borrower

Per:	/s/ Michelle Kley
Name: Michelle Kley
Title: Senior Vice President, General Counsel and
Secretary

This page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Ltd., as Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA

	Per:	/s/ Helena Sadowski
Name: Helena Sadowski
Title: Manager, Agency

Per:
Name:
Title:

This page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Ltd., as Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

Exhibit A

Re-Domicile Step Plan

[to be inserted]